Exhibit 10.17
Ciudad de Buenos Aires, 19 October 2016
To

María Marta Mac Mullen

Pedro Enrique Mac Mullen

International Property Services Corp.
Ref: Offer Number 4/5-C/2016
Dear Ladies and/or Gentlemen:

We are writing to you regarding the negotiations held this month regarding the call option of a part of your equity interest in Rizobacter Argentina S.A., a corporation duly incorporated under the laws of Argentina, having its principal place of business at Dr. Arturo Frondizi 1150 (Parque Industrial Pergamino, Pergamino, Provincia de Buenos Aires) (“RASA”) in order to present for your consideration (the “Selling Shareholders” and/ or “MMM” and/ or “PMM” and/ or “IPS”, as appropriate, and together with Bioceres S.A., the “Buyer” and/ or “Bioceres”, the “Parties” and/ or the “Party”, as appropriate) the following call option offer (the “Offer”).

The Offer shall be valid for three (3) working days and shall be considered taken if all Sellers send written notification to the Buyer informing their acceptance of the Offer.

Once this Offer is accepted, the relationship between the Parties shall be governed by the terms and conditions set out in Exhibit A herein (the “Agreement”).

Sincerely yours.

[this page intentionally left blank]

Bioceres S.A.

Print name: ***

Acting as:

Bioceres Inc.

Print name:

Acting as:

Indear S.A.

Print name: ***

Acting as: President

EXHIBIT A

TERMS AND CONDITIONS
OF THE CALL OPTION OFFER

RECITALS

WHEREAS (i) International Property Services Corp., a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Republic of Panamá, having its head office at *** (“IPS”) holds 5.404.000 shares of stock representing 13,51% of the capital stock and votes of Rizobacter Argentina S.A. (“RASA” or the “Company”); (ii) MMM holds 3.256.000 shares of stock representing 8,24% of the capital stock and votes of RASA; and (iii) PMM holds 3.256.000 shares of stock representing 8,24% of the capital stock and votes of RASA;

WHEREAS,  pursuant to the terms and conditions of this Offer, (which, once accepted, shall be called the “Agreement”), the Selling Shareholders intend to grant the Buyer a call option on the Shares Subject to Option (as defined below);

NOW THEREFORE, pursuant to the valuable consideration agreed hereto, and on the basis of the representations and warranties made, once this Offer has been accepted, the Parties agree as follows.

ONE: DEFINITIONS

I.A.          Unless otherwise stipulated, words used here in capital letters shall have the meaning assigned to them below.

Shares Subject to Option: shall mean jointly IPS's Shares Subject to Option, MMM's Shares Subject to Option and PMM's Shares Subject to Option.

IPS's Shares Subject to Option: shall mean 1.404.000 shares, ordinary, registered, non-transferable, at a par value of $1, with five (5) votes per share representing 3,51% of the capital stock and votes of RASA owned by IPS.

MMM's Shares Subject to Option: shall mean 1,296,000 shares, ordinary, registered, non-transferable, at a par value of $1, with five (5) votes per share representing 3.24% of the capital stock and votes of RASA owned by MMM.

PMM's Shares Subject to Option: shall mean 1,296,000 shares, ordinary, registered, non-transferable, at a par value of $1, with five (5) votes per share representing 3.24% of the capital stock and votes of RASA owned by PMM.

Affiliate: shall mean, for a Party, any company or any other legal entity, controlling or controlled, now or in the future, directly or indirectly, by said Party or subject to common control with said Party. "Controlled" companies shall be those companies where another person or company, directly or through another controlled company: (a) has a participation by means of whatever instrument granting the necessary votes to form majority rule or (b) exercises a dominant influence given the special links between them.

Call Option: shall mean the right to purchase the Shares Subject to Option granted in this Agreement by MMM, PMM and IPS in favor of Bioceres.

Purchase Price: shall mean the purchase price of the Shares Subject to Option which shall be equal to the purchase price per share of RASA paid today by RASA Holding LLC to MMM, PMM and IPS, applied proportionally to the number of Shares Subject to Option, that is to say, US$*** every one per cent (1%) of capital stock of RASA or its proportion if it is a fraction.

Mandatory Purchase Proposal: shall have the scope attributed in Clause Three herein.

I.B.           Interpretation.

(a)            The titles used in the Agreement herein are merely indicative and shall in no way affect the extent and scope of the provisions therein, nor the rights and obligations assumed by the Parties thereunder;

(b)            Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders.

(c)            References to Sections, Articles and Exhibits included in this Agreement shall be construed (unless otherwise indicated) as references to the Sections, Articles and Attachments of this Agreement.

TWO: CALL OPTION

2.1            Once the Offer is accepted, the Selling Shareholders grant the Buyer a Call Option on the Shares Subject to Option.

2.2           The term of exercise of the Purchase Option by the Buyer shall be two (2) years counted from the acceptance of the Offer (the “Term of Exercise of the Call Option”).

2.3           The Purchase Option may only be exercised by the Buyer and on all of the Shares Subject to Option.

2.4           For the exercise of the Call Option, the Buyer shall reliably provide IPS, MMM and/ or PMM with a true written notice of its intention to exercise the option at the address constituted herein (the “Notification of Exercise of Call Option”), prior to the expiration of the Exercise Term of the Call Option.

2.5           Once the Buyer completed the Notice of Exercise of the Call Option within a period of no more than *** working days from the date of receipt of the relevant notification: (i) the Parties shall execute the purchase transaction of the Shares Subject to Option; (ii) the Selling Shareholders shall transfer to the Buyer the Shares Subject to Option and (iii) the Buyer shall pay to the Selling Shareholders the Purchase Price.

2.6            Payment of the Purchase Price will be made by deposit or bank transfer to the accounts that MMM, PMM and IPS duly indicate prior to the purchase of the Shares Subject to Option. The terms of the purchase of the Shares Subject to Option shall reflect the terms agreed herein and substantially the terms of the purchase which are attached as a model in Exhibit I herein.

THREE: MANDATORY PURCHASE PROPOSAL

3.1           The Call Option shall become a Mandatory Purchase Proposal in the event that: i) Bioceres and/ or its Affiliates and/ or controlling shareholders and/ or subsidiaries y/ o controlled companies and/ or assignees and/ or related companies in any way, acquire part or all of the ownership interest of *** and *** in RASA. Bioceres undertakes not to constitute any vehicle directly or indirectly unaffiliated with Bioceres or to associate itself with any third party for the acquisition referred to above; or ii) *** years have passed since the acceptance of this Offer.

3.2           The Exercise Term of the Mandatory Purchase Proposal shall be the term from the date of total or partial acquisition of the RASA shares identified above or, where applicable, from the expiration of the *** years from the date of acceptance of the Offer until *** calendar days after the expiration of either of the two aforementioned dates (the "Exercise Term of the Mandatory Purchase Proposal").

3.3           During the Exercise Term of the Mandatory Purchase Proposal, Bioceres shall notify the Selling Shareholders its willingness to buy the Shares Subject to Option at the Purchase Price. The Mandatory Purchase Proposal may only be exercised in respect of all the Shares Subject to Option at one time.

3.4           Once Notice of Exercise of the Mandatory Purchase Proposal is received, the Selling Shareholders may refuse to sell the Shares Subject to Option without giving cause and without the right of Bioceres to claim compensation, compensation for expenses or any sum for such refusal. Rejection by a single Selling Shareholder shall result in rejection of the entire transaction and Buyer shall not be required to acquire the Shares Subject to Option in part.

3.5           Conversely, once the Selling Shareholders receive Notice of Exercise of the Mandatory Purchase Proposal, Buyer shall have the obligation to acquire all of the Shares Subject to Option under the terms hereof.

3.6           Within no more than *** business days from the date of receipt of the notification (unless refused by the seller(s): (i) the Parties shall execute the purchase transaction of the Shares Subject to Option; (ii) the Selling Shareholders shall transfer to the Buyer the Shares Subject to Option and (iii) the Buyer shall pay to the Selling Shareholders the Purchase Price.

3.7           Payment of the Purchase Price shall be made by deposit or bank transfer to the accounts that MMM, PMM and IPS duly indicate prior to the purchase of the Shares Subject to Option. The terms of the purchase of the Shares Subject to Option shall reflect the terms agreed herein and substantially the terms of the purchase which are attached as a model in Exhibit I herein.

3.8           If Bioceres fails in any way to comply with its obligation to acquire the Shares Subject to Option under the Mandatory Purchase Proposal, if any, or to pay the Purchase Price in the manner and time specified herein, Bioceres shall be subject to a total penalty of US$*** (US Dollars ***) in favor of IPS, MMM and PMM evenly.

FOUR: DEPOSIT

Once the Offer is accepted, Bioceres Inc. and Indear S.A. shall be constituted as co-debtors, plain and simple principal payers of the obligations assumed by the Buyer with express waiver of the benefits of division and excusion.

FIVE: MISCELLANEOUS

5.1           Notices

All notices among the Parties hereto shall be in writing, to the addresses listed hereunder:

To IPS:

***

With copy (which shall not imply notice) to:

***

To María Marta Mac Mullen:

***

To Pedro Enrique Mac Mullen:

***

With copy (which shall not imply notice) to:

***

To Buyer:

Ocampo 210 bis
Predio CCT, Rosario, Sta. Fe, ARG.
Tel.: ***
Attention: ***

With copy (which shall not imply notice) to:

Marval, O’Farrell & Mairal
***
Ciudad de Buenos Aires
Phone: ***
Fax: ***
Attention: ***

To Guarantors:

Ocampo 210 bis
Predio CCT, Rosario, Sta. Fe, ARG.
Tel.: ***
Attention: ***

With copy (which shall not imply notice) to:

Marval, O’Farrell & Mairal
***
Ciudad de Buenos Aires
Phone: ***
Fax: ***
Attention: ***

5.2           Severability

Any provision in the Agreement herein prohibited or declared non-applicable in any jurisdiction shall have no validity in said jurisdiction to the extent of said prohibition or declaration of non-applicability, without invalidating the other provisions of the Agreement herein. The prohibition or non-enforceability declared in any jurisdiction shall not render said provision inapplicable in any other jurisdiction. In the event the provisions of any law or regulation arising from said prohibition or non-enforceability may be waived, the Parties hereto hereby waive said provisions to the greatest extent permitted by law, so that this Agreement shall be construed as a valid and binding contract, enforceable in accordance with its terms and conditions.

5.3           Confidentiality

Any information exchanged among the Parties attributable to this Agreement is confidential, and shall be deemed so except for the information which may become public from a third party not bound by a confidentiality provision or by the Party who provided the confidential information and/ or when said information is required by duly entitled judicial or administrative authorities and/ or in the event of any dispute among the Parties arising from the interpretation, enforceability, compliance or non-compliance of this Agreement.

5.4           Assignment

In no event shall any of the Parties be entitled to assign the rights and/ or obligations arising hereunder without the express written consent of the other Party, except for the Buyer, who shall be entitled to assign its rights and obligations to an Affiliate.

5.5           Fees and Expenses

Each Party shall bear its own costs, including fees and expenses of any third party which may provide assistance to said Party, incurred in the preparation and endorsement of the Offer and the execution of the operations contemplated herein. The Parties declare that they have had the appropriate legal and accounting advice for the performance of the transactions contemplated in this Agreement.

5.6           Taxes

Each Party shall be responsible for the taxes applicable to it as a result of the transaction pursuant to this Agreement.

5.7           No waiver

Failure of any of the Parties to enforce strict compliance with the provisions in this Agreement, once accepted, shall not be construed as a waiver to the provisions or the right to enforce later compliance with any of the clauses herein.

ANNEX I

TERMS AND CONDITIONS OF THE PURCHASE OF SHARES SUBJECT TO OPTION

The provisions of the Shares Purchase Offer dated 18 October 2016 and duly accepted by the Selling Shareholders with respect to the transfer of part of their interest in RASA shall apply mutatis mutandi.

PURCHASE OF RASA SHARES OF STOCK

Purchase of RASA Shares.

The Selling Shareholders shall sell the RASA Shares to the Buyer free of any tax, together with all and no less than all the rights -current and future- to which they are entitled.

The RASA Shares shall be all the Shares Subject to Option.

Purchase Price.
Total Purchase Price of the RASA Shares shall be the Purchase Price defined in Offer Number 4/5-C/2016 dated 19 October 2016.

Notification and Effects of the CNDC (Argentine Committee for the Defense of Competition) Resolution.

If necessary, the parties shall submit the approval of the operation to the Argentine Ministry of Economy and Production – Secretariat of Trade (the “Secretariat of Trade”) and the enforcement agency of law 25.156, currently, the National Commission for the Defense of Competition (Comisión Nacional de Defensa de la Competencia) (said agency is hereinafter defined indistinctly as “CNDC”), or whichever agency replaces it in the future.

Closing

The Parties shall agree on the closing date and place.

On the closing date, the Parties shall take the following actions.

1. The Selling Shareholders shall make available to the Buyer:

(i)	The certificates representing the RASA Shares.

(ii)	Notice pursuant to Article 215 of Argentina´s Corporate Law (Ley General de Sociedades) Number 19.550.

(iii)	Proof of spousal agreement to the transfer of the RASA Shares (as applicable to each of the Selling Shareholders).

(iv)	Receipt for payment of the Purchase Price.

(v)
The Board of Directors of RASA shall meet to: (a) acknowledge receipt of the share transfer notice; (b) provide for the cancellation of the securities representing the RASA Shares delivered by the Selling Shareholders; (c) provide for the subsequent issuance of new certificates in the name of the Buyer; and (d) provide for the registration of the transfer of such RASA Shares in the name of the Buyer in the appropriate ledger.

(vi)	The new securities representing the RASA Shares shall be issued in the name of the Buyer and shall be delivered to the Buyer, duly signed by the RASA Chairman; and

(vii)	The transfer of the RASA Shares shall be recorded in the corresponding company books.

REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS
Each Selling Shareholder shall jointly and severally make the following representations and warranties to the Buyer with respect to itself, to RASA and its Subsidiaries at the Closing Date.

(a)	Selling Shareholders' Capacity; Approvals and Consents.

(b)	Organization and Capacity of RASA and the RASA Subsidiaries.

(c)	Capital Stock and Shares.

(d)	No Unreported Liabilities.

(e)	Compliance with the Law.

(f)	Litigation.

(g)	Shareholders' Agreements.

(h)	Debts and Credits with Affiliates.

(i)	Statement of Truth.

(j)	No Intermediaries. Fees.

REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer shall represent and guarantee the Selling Shareholders:

(a)	Authorization.

(b)	Sufficient Powers.

(c)	Litigation and Obligations.

SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES - INDEMNITIES

The Selling Shareholders shall jointly and severally undertake to defend and hold harmless the Buyer, its Affiliates, its successors and assigns, RASA and the RASA Subsidiaries, officers, directors, managers and employees of the Buyer, RASA and the RASA Subsidiaries, from all liabilities, claims, contingencies, lawsuits, demands, obligations, actions, damages, losses, fines, penalties, or expenses (including without limitation interest and penalty, reasonable attorneys' fees and expenses) (the “Damages”) incurred or paid as a result of, or arising from:

(a)	Unrecorded and/or undeclared liabilities of RASA and/or the RASA Subsidiaries, and/ or

(b)	breach of the Selling Shareholders’ obligations under the Agreement or its Exhibits.

Indemnity of the Selling Shareholders.

The Buyer undertakes to defend and hold the Selling Shareholders harmless from any Damage suffered or paid as a result of, or arising from:

(a)	the inaccuracy of the Representations and Warranties; and/ or

(b)	breach of the Buyer's obligations under the Agreement.

Claims Filing and Defense

Usual provisions shall apply.

The indemnity obligation shall continue from the Closing Date (and provided that the complaining Party has not filed the respective claim prior to the expiration of such periods) until the expiry of the limitation period applicable to the claim in question.

GOVERNING LAW AND DISPUTE SETTLEMENT

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Argentine Republic.

Dispute Settlement.

In the event of disagreement, disputes or conflict regarding the validity, interpretation, enforceability or termination of this Agreement, the Parties herein expressly agree to use an initial process of mediation for a period of 30 days, using the Mediation and the Rules of Procedure and Ethics Code of the Corporation Center of Mediation and Arbitration (Civil Association), based in the city of Buenos Aires, Argentine Republic. The Parties may extend said period. In the event of disagreement, the dispute or the unresolved partial aspects of the dispute shall be submitted to arbitration in accordance with said Civil Association's rules and regulations. For the execution of the award and any other non-arbitration presumption, the Parties hereto agree to submit to the jurisdiction and competence of the Courts of Common Pleas of the City of Buenos Aires. The award shall be final and non-appealable for the Parties hereto, who expressly agree that this arbitration clause shall be construed as a self-contained agreement and notwithstanding the other provisions herein. In the event the award herein is declared invalid, the arbitration clause shall not be deemed invalid, and the arbitrators appointed shall be entitled to decide on their own competence and on the existence or validity of the arbitration clause.